UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): March 20, 2020

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road, Roseville, MN 55113-1127

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLXT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Calyxt, Inc. (the “Company”) eliminated the position of Chief Business Development and Supply Chain Officer and terminated the employment of Manoj Sahoo, who had served in that role, effective as of January 31, 2020 (the “Separation Date”).  Also as previously reported, Mr. Sahoo was entitled to receive the compensation and benefits specified in his offer letter agreement with the Company dated February 5, 2017 (the “Offer Letter”), provided that he delivered a full release of claims and separation agreement in such form as provided by the Company and the release becomes effective and was not thereafter revoked. The foregoing summary of the terms and conditions of the Offer Letter is qualified in its entirety by reference to the copy thereof filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Following the termination of Mr. Sahoo’s employment, Mr. Sahoo entered into a Separation Agreement and Release (the “Separation Agreement”) with the Company as required by his Offer Letter, which became effective and was not subject to revocation on March 20, 2020.  Pursuant to the Separation Agreement, the Company agreed that Mr. Sahoo’s employment was terminated without “Cause” and agreed to pay Mr. Sahoo the amounts provided in his Offer Letter, including his base salary for a period of twelve months and the 2019 annual performance bonus at the target amount specified in the Offer Letter. In addition, the Separation Agreement provides that any stock options held by Mr. Sahoo that were vested as of the Separation Date will remain exercisable for a period of 90 days following the Separation Date, or until April 30, 2020.  The Separation Agreement did not otherwise change the terms of the equity awards held by Mr. Sahoo, which continued to be governed by the terms of the applicable award agreements and equity plan. Through the Separation Agreement, Mr. Sahoo provided a general release of claims against the Company as required by the Offer Letter and reaffirmed his non-competition, confidentiality, non-solicitation and other obligations set forth in the Offer Letter. Finally, the Separation Agreement contains mutual non-disparagement obligations for Mr. Sahoo and the Company.

Item 9.01.	Financial Statements and Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Offer Letter between Calyxt, Inc. and Manoj Sahoo, dated February 3, 2017 (incorporated by reference to Exhibit 10.14 of the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALYXT, INC.

	By:	/s/ James A. Blome
Dated: March 26, 2020		James A. Blome, Chief Executive Officer